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                                                             Exhibit 10(pp)

                                LICENSE AGREEMENT

            THIS LICENSE AGREEMENT is executed as of the 19th day of May, 2000 (the "Effective Date"), by and between ALLIANCE PHARMACEUTICAL CORP., a New York corporation (hereinafter referred to as "Alliance") having its principal office at 6175 Lusk Boulevard, San Diego, California 92121 and PFC THERAPEUTICS, LLC, a Delaware corporation having its principal office at Baxter Healthcare Corporation, Route 120 & Wilson Road, Round Lake, Illinois 60073 (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

            WHEREAS, Alliance is developing through its research activities certain products having medical applications, and owns and has the right to grant rights and licenses under the Licensed Patents (hereinafter defined) and the Know-How (hereinafter defined);

            WHEREAS, Licensee has, based on its evaluation, expressed to Alliance its interest in obtaining from Alliance certain rights and licenses to use, manufacture, formulate, market, sell and distribute certain products in the Territory (hereinafter defined); and

            WHEREAS, Alliance is willing to grant such rights and licenses to Licensee under the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, both parties to this Agreement mutually agree as follows:

1. DEFINITIONS. The following terms, when capitalized in this Agreement shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article:

      1.1 "Additional Products" shall mean injectable pharmaceutical products, not included in Licensed Product, which augment oxygen delivery in surgical and other patients at risk of acute tissue hypoxia.

      1.2 "Additional Territory" shall mean a country in the world for which Licensee exercises its rights under Section 2.6 of this Agreement and which shall be added to Schedule A attached hereto.

      1.3 "Affiliate" shall mean any entity controlling, controlled by, or under common control with a person or other entity. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity or through the ownership of at least 40% of the voting securities of a person or entity.

      1.4 "Agreement" shall mean this License Agreement.

      1.5 "Baxter" shall mean Baxter Healthcare Corporation and its Affiliates.

      1.6 "Baxter Marketing Agreement" shall mean the marketing and distribution


* Indicates confidential information which has been omitted and filed separately with The Securities and Exchange Commission.

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agreement between Baxter and Licensee dated May 19, 2000.

      1.7 "FDA" shall mean the United States Food & Drug Administration and, when appropriate, hereinafter shall also mean any corresponding regulatory agency in any country.

      1.8. "First Indication" shall mean Regulatory Approval of the Licensed Product's use in a surgical setting to enhance systemic oxygenation and/or to reduce patients' exposure to allogeneic blood transfusions.

      1.9. "Initial Territory" shall mean the countries listed on Schedule A attached hereto .

      1.10 "Insolvency" shall mean a financial condition of a party such that the sum of such party's debts is greater than the value of all of such party's property, at a fair market valuation, exclusive of: (i) property transferred, concealed or removed with intent to hinder, delay or defraud such entity's creditors; and (ii) property that may be exempted from property of such party's estate.

      1.11 "Know-How" shall mean designs, plans, specifications, methods, systems, clinical data, processes, compositions, techniques and other technical information or documentation, whether patentable or not, that is solely owned by Alliance, or which Alliance has the right to control the use of through a license or otherwise, relating to the Licensed Product.

      1.12 "Licensed Patent" shall mean:

            a) any patent listed in Schedule B ("Patent") or added thereto during the term of this Agreement;

            b) any patent application listed in Schedule C ("Patent Application") or added thereto during the term of this Agreement, and any division, continuation, or continuation-in-part of any such application; and any patent which shall issue based on such application, division, continuation or continuation-in-part;

            c) any patent which is a reissue or extension of or a patent of addition to, any patent defined in (a) or (b) above;

            d) any patent application or patent corresponding to any patent application or patent identified in (a), (b), or (c), above which is filed or issued in any country; and

            e) any patent or patent application related to or based on any Know-How related to Licensed Product or the manufacture thereof developed, licensed or acquired by Alliance prior to or during the term of this Agreement and which is necessary for the manufacture, use or sale of any Licensed Product and any division, continuation or continuation-in-part of any such patent or patent application; and any patent which shall issue based on such application, division, continuation or continuation-in-part; and any patent which is a reissue or extension of, or a patent of addition to, any such patent.

            It shall be understood that the term "Licensed Patent" shall also include any Supplementary Certificate of Protection of a Member State of the European Community and


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other similar protective rights in any other country of the Territory.

      1.13 "Licensed Product" shall mean all injectable perfluorochemical emulsions capable of transporting oxygen in therapeutic effective amounts in the bloodstream for all medical uses, including therapeutic and diagnostic, that Alliance has evaluated, developed or acquired prior to the date of this Agreement, or that will be evaluated, developed or acquired under this Agreement, to the extent that such emulsions are owned or controlled by Alliance.

      1.14 "NDA" shall mean a New Drug Application and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Licensed Product which are necessary for, or included in, FDA approval to market Licensed Product as more fully defined in 21 C.F.R. ss.ss.314.5 et seq. as well as equivalent submissions to the appropriate health authorities in other countries in the Territory, provided further that with respect to the European Union, such application is to be under the E. U. Centralized Procedure.

      1.15 "Net Sales" shall mean the gross sales of Licensed Product in finished packaged form sold by Licensee, less returns or replacements actually granted, less excise, value added and other taxes applicable to sales of Licensed Product which Licensee has to pay or absorb on such sales in the Territory.

      1.16 "Operating Agreement" shall mean the Licensee Limited Liability Operating Agreement dated May 17, 2000 between Alliance and Baxter.

      1.17 "Regulatory Approval" means (1) in the United States, approval from the FDA for marketing and promotion of the Licensed Product, or (2) outside of the United States, an analogous order by a non-U.S. governmental agency which requires regulatory approval prior to marketing and promotion of the Licensed Product in such non-U.S. country.

      1.18 "Territory" shall mean the Initial Territory and any Additional Territory, as listed on Schedule A as the same may be amended from time to time.

      1.19 "Third Party" shall mean any person, corporation or unincorporated body other than Licensee and Alliance and their Affiliates.

2. LICENSE GRANT

      2.1 Marketing License. Alliance grants to Licensee on an exclusive basis the rights and licenses under the Licensed Patents and Know-How to use, market, sell and distribute Licensed Product in the Territory. Licensee will use reasonable efforts to commercialize the Licensed Product throughout the Territory.

      2.2 Manufacturing License. Alliance grants to Licensee an exclusive right to manufacture Licensed Product anywhere in the world for sale and distribution in the Territory.

      2.3 License Restriction. Alliance agrees not to license Licensed Patents and/or Know-How, without the prior written consent of Licensee which shall not be unreasonably withheld, to any Third Party to manufacture, use, market, sell or distribute any product which is capable of transporting oxygen in therapeutic effective amounts in the bloodstream for any


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medical use in the Territory that falls within the scope of a valid claim of a
Licensed Patent.

      2.4 Licensee Sublicenses. The rights and licenses granted hereunder to Licensee shall be sublicensable by Licensee to its Affiliates or to a Third Party. Notwithstanding the granting of a sublicense to a Third Party or an Affiliate or a direct license to an Affiliate, Licensee shall remain responsible to Alliance for all obligations of Licensee, its Affiliates and any sublicensee Third Party.

      2.5 Distributors. Nothing herein shall preclude Licensee and/or its Affiliates from utilizing a distributor to promote and distribute the Licensed Product in any country of the Territory.

      2.6 Right of First Offer--Additional Territory. During the term of this Agreement, before entering into any development, marketing or license agreement for the Licensed Product in one or more countries outside the Territory with a Third Party, Alliance will give Licensee notice (the "Alliance Territory Notice"), with a copy to Baxter, containing its offer to Licensee to enter into a development, marketing or license agreement for the Licensed Product in such countries (the "Additional Territory"). The Alliance Territory Notice will include the financial and other material terms which Alliance is prepared to accept and, if requested by Licensee, Alliance will also make available its clinical or other data reasonably necessary to permit Licensee to evaluate the technical and marketing potential of the Licensed Product in such countries. In addition, from time to time, Licensee may give Alliance notice (the "Licensee Territory Notice"), with a copy to Baxter, containing its offer to enter into a development, marketing or license agreement for the Licensed Product in one or more countries outside the Territory. The Licensee Territory Notice will include the financial and other material terms which Licensee is prepared to accept and, if requested by Licensee, Alliance will make available its clinical or other data reasonably necessary to permit Licensee to evaluate the technical and marketing potential of the Licensed Product in such countries. For purposes of this Section 2.6, "Territory Notice" shall refer to either an Alliance Territory Notice or a Licensee Territory Notice.

      If requested by the party receiving the Territory Notice before the expiration of a 60-day period (the "Initial Period") after receipt of the Territory Notice, Alliance and Licensee will negotiate in good faith in order to reach an agreement (a "Definitive Agreement") with respect to the terms set forth in the Territory Notice; provided, however, that, if not so requested, or if a Definitive Agreement shall not be executed before the expiration of a 120-day period (the "Second Period") following receipt of an Alliance Territory Notice, Alliance may negotiate and execute a Definitive Agreement with one or more Third Parties on terms no more favorable to the Third Party than the last terms offered by Alliance to Licensee. During the Initial Period and, if applicable, during the Second Period, Alliance will not enter into a Definitive Agreement with any Third Party, provided that, if at the time Alliance receives Licensee Territory Notice, it is in negotiations with a Third Party, Alliance may continue such negotiations and enter into a Definitive Agreement with such Third Party. In the event of any dispute as to the value of the financial and other material terms included in the Territory Notice, any party may refer such dispute to a mutually acceptable Third Party, whose decision shall be final, conclusive and binding upon the parties hereto and whose fees and expenses shall be borne one-half by Licensee and one-half by Alliance. In the event that the parties cannot agree on a mutually acceptable



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Third Party, then the dispute will be submitted to arbitration pursuant to
Section 11.3 herein. In the case of an Alliance Territory Notice, in the event the Initial Period expires or, if applicable, the Second Period expires without a Definitive Agreement, and Alliance does not enter into an agreement with a Third Party, Alliance shall repeat the process set forth in this Section 2.6.

      2.7 Right of First Offer--Additional Product. During the term of this Agreement, before entering into any development, marketing or license agreement for an Additional Product in the Territory with a Third Party, Alliance will give Licensee notice (the "Alliance Product Notice"), with a copy to Baxter, containing its offer to Licensee to enter into a development, marketing or license agreement for the Additional Product. The Alliance Product Notice will include the financial and other material terms which Alliance is prepared to accept and, if requested by Licensee, Alliance will also make available its clinical or other data reasonably necessary to permit Licensee to evaluate the technical and marketing potential of the Additional Product in such countries. In addition, from time to time, Licensee may give Alliance notice (the "Licensee Product Notice"), with a copy to Baxter, containing its offer to enter into a development, marketing or license agreement for the Additional Product in the Territory. The Licensee Product Notice will include the financial and other material terms which Licensee is prepared to accept and, if requested by Licensee, Alliance will make available its clinical or other data reasonably necessary to permit Licensee to evaluate the technical and marketing potential of the Additional Product in such countries. For purposes of this Section 2.7, "Product Notice" shall refer to either an Alliance Product Notice or a Licensee Product Notice.

      If requested by the party receiving the Product Notice before the expiration of a 60-day period (the "First Period") after receipt of the Product Notice, Alliance and Licensee will negotiate in good faith in order to reach an agreement (a "Definitive Agreement") with respect to the terms set forth in the Product Notice; provided, however, that, if not so requested, or if a Definitive Agreement shall not be executed before the expiration of a 120-day period (the "Negotiation Period") following receipt of an Alliance Product Notice, Alliance may negotiate and execute a Definitive Agreement with one or more Third Parties on terms no more favorable to the Third Party than the last terms offered by Alliance to Licensee. During the First Period and, if applicable, during the Negotiation Period, Alliance will not enter into a Definitive Agreement with any Third Party, provided that, if at the time Alliance receives the Licensee Product Notice, it is in negotiations with a Third Party, Alliance may continue such negotiations and enter into a Definitive Agreement with such Third Party. In the event of any dispute as to the value of the financial and other material terms included in the Product Notice, any party may refer such dispute to a mutually acceptable Third Party, whose decision shall be final, conclusive and binding upon the parties hereto and whose fees and expenses shall be borne one-half by Licensee and one-half by Alliance. In the event that the parties cannot agree on a mutually acceptable Third Party, then the dispute will be submitted to arbitration pursuant to Section 11.3 herein. In the case of an Alliance Product Notice, in the event the First Period expires or, if applicable, the Negotiation Period expires without a Definitive Agreement, and Alliance does not enter into an agreement with a Third Party, Alliance shall repeat the process set forth in this Section 2.7.

3. ROYALTIES

      3.1 Royalties. In consideration of the rights and licenses granted to Licensee under


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Article 2 of this Agreement, Licensee shall pay to Alliance * of Licensed
Products in the Territory. Additionally, within five (5) business days after the execution of this Agreement, Licensee shall pay Alliance a prepaid royalty of $10 million. Such amount shall be credited against the first $10 million of future royalty obligations.

      3.2 Markets. Licensee shall have the final decision with respect to all aspects of commercialization or non-commercialization of Licensed Product in any country in the Territory including but not limited to sales, marketing and distribution.

      3.3 Royalty Calculation. The parties agree to negotiate in good faith for an equitable determination of Net Sales of Licensed Product in the event that Licensee sells Licensed Product in such a manner that the gross sales of same are not readily identifiable.

4. REPORTS AND RECORDS

      4.1 Records. Licensee shall keep true and accurate records of sales of Licensed Product and Net Sales and the royalties payable to Alliance under
Article 3 hereof and shall deliver to Alliance a written statement thereof on or before the forty-five (45) day following the end of each Licensee accounting quarter (or any part thereof in the first or last calendar quarter of this Agreement) for such Licensee accounting quarter. Said written statements shall set forth Licensee's Net Sales and the calculation thereof for each Licensed Product and the royalties due thereon.

      4.2 Exchange Rate. All royalty payments by Licensee to Alliance shall be converted into U.S. Dollars at the average rate of exchange for the calendar quarter for which royalty payments are being remitted according to Licensee's normal procedures for calculating same and shall be made by wire transfer to a designated Alliance account prior to sixty (60) days following the end of each Licensee accounting quarter. If the transfer or the conversion into U.S. Dollars in any such instance is not lawful or possible, the payment of each part of the royalties due as is necessary, shall be made by the deposit thereof, in whatever currency is allowable, to the credit and account of Alliance in any commercial bank or trust company of Alliance's choice located in that country. Prompt notice of said deposit shall be given by Licensee to Alliance.

      4.3 Taxes. Any income or other taxes which Licensee is required to pay or withhold on behalf of Alliance with respect to royalties and any other monies payable to Alliance under this Agreement shall be deducted from the amount of such royalties and monies due. Licensee shall furnish Alliance with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by Alliance.

      4.4 Audit. Alliance shall have the right to nominate an independent certified public accountant reasonably acceptable to and approved by Licensee who shall have access to Licensee and its Affiliates' records during reasonable business hours for the purpose of verifying the royalties payable as provided in this Agreement for the three (3) preceding years but this right may not be exercised more than once in any calendar year, and once a calendar year is audited it may not be reaudited, and said accountant shall disclose to Alliance only information relating solely to the accuracy of the royalty report and the royalty payments made according to this Agreement. Any underpayments due to Alliance by Licensee shall be paid with interest at the


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monthly rate which is the lesser of (i) one and one-half percent (1-1/2%) of the amount due; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue at such rate on a monthly basis on the balance of unpaid amounts outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

5. CONFIDENTIALITY

      5.1 Non-Disclosure. Alliance and Licensee realize that some information received by one party from the other pursuant to this Agreement will be confidential. It is therefore agreed that any information received by one party from the other which is in writing, or reduced to writing within thirty (30) days of the date of disclosure and designated as "Confidential," shall not during or for a period of five (5) years after the term of this Agreement be (i) disclosed by the receiving party to any third party, except to the extent that
(A) such third party is an employee, agent, representative or consultant for or to Baxter, Alliance, Licensee or their Affiliates, or is contemplating investing in Licensee or Alliance, (B) such third party has agreed in writing to abide to these confidentiality obligations and (C) such third party has a need to know such information in order for the parties to perform their obligations under this Agreement, or (ii) used by the receiving party for purposes other than those contemplated by this Agreement.

      5.2 Permitted Disclosure. Nothing in this Agreement shall prevent the receiving party from disclosing any such information: (i) which is or becomes publicly known through no fault of the receiving party; (ii) which the receiving party rightfully had in its possession prior to the disclosure to the receiving party, or is independently developed by the receiving party, in either case as evidenced by written documentation; (iii) which the receiving party lawfully obtained without restriction from a third party with no secrecy or confidentiality obligation to the disclosing party; (iv) which is approved in writing by the disclosing party for disclosure by the receiving party; or (v) which is disclosed pursuant to court order or as otherwise compelled by law.

6. PATENTS

      6.1 Alliance Prosecution. Alliance agrees to faithfully continue, at its sole expense, the prosecution of all Patent Applications listed in Schedule C and, when necessary, to file and prosecute additional patent applications covering patentable technology relating to the Licensed Product in at least the countries set forth in Schedule D. Alliance shall have the duty and responsibility to pay all taxes, maintenance fees and annuities on all Licensed Patents listed in Schedules B and C. If so requested by Licensee, Alliance shall provide Licensee with copies of all Patent Applications listed in Schedule C, all future filed Patent Applications relating to the Licensed Product and all correspondence with the Patent Offices in any countries of the Territory.

      6.2 Licensee Prosecution. If Alliance chooses not to prosecute and maintain any Patent Applications and/or Patents under this Agreement, Alliance shall promptly and timely so notify Licensee and Licensee shall, in its sole discretion, decide whether to assume the responsibility and expenses therefor on a country by country basis for each such Patent Application or Patent. In that event, the Patent Applications and/or Patents for which Licensee shall assume responsibility shall be assigned to Licensee.


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      6.3 Patent Extension. The parties agree to cooperate in order to avoid loss of any rights which may otherwise be available to the parties under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of the Member States of the European Community and other similar measures in any other country in the Territory. Without limiting the foregoing, any party receiving notice of an NDA approval to market Licensed Products in the United States shall notify the other party and shall, if applicable, timely supply such other party with all information necessary to file an application for patent term extension within the sixty (60) day period following NDA approval. The same shall apply with respect to the approval by the health authorities in a country of the European Community or approval by the appropriate authorities in any other country in the Territory.

7. REPRESENTATIONS AND WARRANTIES

      7.1 Authority to Enter into Agreement. Alliance represents and warrants that it has full power and authority to enter into this Agreement and carry out the transactions contemplated hereby, and that all necessary corporate action has been duly taken in this regard.

      7.2 Ownership. Alliance represents and warrants that it is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed Patents and the Know-How and that it has the right to grant the rights hereby granted to Licensee. To the best of Alliance's information and belief as of the Effective Date, practice of the Licensed Patents does not infringe on the intellectual property rights of any third parties.

      7.3 Liens; Encumbrances. Alliance represents and warrants that it owns the Know-How and Licensed Patents free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, imperfection of title and any other right of any third party of any kind or nature.

      7.4 Exclusive License. Alliance represents and warrants that no license or other rights of any kind have been, or during the term of the license under this Agreement will be, granted under or with respect to the Licensed Product in the Territory, except as otherwise agreed to by the parties.

      7.5 Validity of Licensed Patents. Alliance represents and warrants that Alliance has not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate the Licensed Patents or prevent their enforceability, and Alliance is aware of no facts or claims that would cause the Licensed Patents to be invalid or unenforceable.

      7.6 Absence of Litigation. Except as previously disclosed to Licensee in writing, Alliance represents and warrants that there is no ongoing litigation, arbitration, or other proceeding pending with respect to the Licensed Patents or Know-How.

      7.7 Absence of Infringement. Alliance has not put a third party on notice of actual or potential infringement of the Licensed Patents, Alliance has not considered enforcement action(s) with respect to the Licensed Patents and is not aware of any actual infringement of the Licensed Patents.


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      7.8 Intellectual Property Rights of Third Parties. Alliance represents and warrants that no person has made any claims or threatened, in writing or otherwise, that the manufacture, use or sale of the Licensed Product violates, would violate, infringes or would infringe any existing patent, trade name, trademark, copyright, trade secret or other intellectual property right of such person, nor has Alliance received any opinions of such infringement. To the best of Alliance's knowledge, the manufacture, use or sale of the Licensed Product does not infringe on the intellectual property rights of any Third Party.

      7.9 Maintenance Fees; Annuities. Alliance represents and warrants that all maintenance fees, annuities, and the like have been paid when due and will be timely paid by Alliance during the entire term of this Agreement.

      7.10 Absence of Consent. Alliance represents and warrants that no third party consent, approval, or other authorization is or will be required to enter into this Agreement.

      7.11 Absence of Royalties; Fees. Except as previously disclosed in writing, Alliance represents and warrants that there are no royalties, honoraria, fees or other payments payable by Alliance to any person by reason of the ownership, use, license, sale or other disposition of the Licensed Patents.

8. INFRINGEMENT

      8.1 Licensee Infringement. If, as a result of the use or sale of the Licensed Product in any country of the Territory or the manufacture thereof anywhere in the world for distribution in the Territory, Licensee and/or its Affiliate, distributor or sublicensee is sued for patent infringement or threatened with such a lawsuit or other action by a Third Party, Licensee and Alliance shall meet to analyze the infringement claim and avoidance of same. If it is necessary to obtain a license from such Third Party, Licensee and Alliance in negotiating such a license shall make every effort to minimize any license fees and/or royalty payable to such Third Party. If the settlement of a lawsuit or threatened lawsuit or other action requires any payments, including but not limited to royalty payments, to a Third Party, then Licensee or its Affiliates and Alliance shall share said payments on an equal basis.

      8.2 Third Party Infringement. In the event a party is informed that there is infringement of a Licensed Patent on a commercial scale by a Third Party involving the Licensed Product, such party or its Affiliates shall notify the other party in writing to that effect, including with said written notice evidence establishing a case of infringement by such Third Party. For a period of one hundred and twenty (120) days from notice of the infringement, Alliance shall have the first right, but not the obligation, in its reasonable discretion, to bring suit against such Third Party infringer. Alliance shall bear all the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit. Licensee and/or its Affiliates will cooperate with Alliance in any such suit and shall have the right to consult with Alliance and be represented by its own counsel at its own expense. If after the expiration of said one hundred and twenty (120) days from the date of receipt of said notice, Alliance has not overcome the case of infringement, obtained a discontinuance of such infringement, or brought suit against the Third Party infringer, then Licensee shall have the right, in its sole discretion, but not the obligation to bring such suit at its own expense and in its own name, if possible. If


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necessary, Alliance will permit the suit to be brought in its name. Licensee shall bear all the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit. Alliance will cooperate with Licensee in any such suit and shall have the right to consult with Licensee and be represented by its own counsel at its own expense.

9. TRADEMARKS. All trademarks to be utilized by Licensee and/or its Affiliates on Licensed Products under this Agreement shall be chosen by Licensee and/or its Affiliates and any new trademarks shall be owned by Licensee and/or its Affiliates. Alliance and its Affiliates have no right to use Licensee's trademarks on Licensed Products unless explicitly granted such right by Licensee or unless this Agreement is terminated in accordance with Article 10 below. Upon Licensee's request at any time, Alliance will grant an exclusive royalty-free license for the use of Alliance's trademark(s), including the "Oxygent" and "Augmented-ANH" trademarks throughout the Territory.

10. DURATION AND TERMINATION

      10.1 Duration. This Agreement shall become effective on the Effective Date and shall, unless sooner terminated pursuant to any other provision of this Agreement, continue in full force for the longer of (i) the last to expire of the Licensed Patents or (ii) thirteen (13) years from the date of this Agreement. Upon natural expiration of the term of this Agreement, pursuant to
Section 10.1, Licensee and/or its Affiliates shall have a fully paid-up, irrevocable exclusive license to make and have made Licensed Product and to use, market, sell and distribute Licensed Product in the Territory.

      10.2 Termination by Licensee. Notwithstanding any other provision herein, Licensee can, prior to NDA approval for the First Indication, terminate this Agreement in its entirety or on a country by country basis upon three (3) months written notice to Alliance. After NDA approval of the First Indication for the Licensed Product in any country in the Territory and prior to first commercial sale of Licensed Product, Licensee may terminate this Agreement in the United States and/or European Union on a country-by-country basis upon six (6) months written notice to Alliance and in all other countries, on a country-by-country basis, upon three (3) months written notice to Alliance. After the first commercial sale of a Licensed Product, Licensee can terminate this Agreement in the United States and/or the European Union on a country-by-country basis upon nine (9) months written notice to Alliance and in all other countries on a country-by-country basis upon three (3) months written notice to Alliance.

      10.3 Termination For Cause.

            a) Failure by Licensee or Alliance to comply with any of the respective material obligations and conditions contained in this Agreement shall entitle the other party to give the party in default notice requiring it to make good such default. If such default, other than a monetary payment default, is not cured within ninety (90) days after receipt of such notice, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving a notice to take effect immediately. The time period for curing a monetary payment default shall be thirty (30) days. The right of either party to terminate this Agreement as hereinabove provided shall not be affected in any way by its


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waiver of, or failure to take action with respect to any previous default.

            b) In the event of the Insolvency of one of the parties hereto, the other party shall be entitled to terminate this Agreement forthwith by giving a written notice to the first party.

      10.4 Rights and Obligations Upon Termination. In the event that this Agreement is terminated in its entirety by Licensee in accordance with Section
10.2 or is terminated by Alliance pursuant to Section 10.3, Licensee undertakes:

            a) to deliver to Alliance the Know-How and any rights to Alliance's trademarks;

            b) not to use the Know-How as long as it has to be kept confidential pursuant to Article 8 hereof;

            c) to terminate its rights under the Licensed Patents;

            d) to make all payments accrued under this Agreement prior to the effective termination date;

            e) to transfer all regulatory filings and approvals to Alliance upon Alliance's written request for same; and

            f) to transfer to Alliance responsibility for and control of ongoing work of Third Parties in an expeditious and orderly manner with the costs for such work assumed by Alliance as of the date of notice.

      10.5 Licensee Rights. In the event that this Agreement is terminated pursuant to Section 10.3 by Licensee, Licensee shall continue to have an irrevocable, exclusive, license under Licensed Patents and Know-How to use and sell Licensed Product in the Territory and to make or have made Licensed Product anywhere in the world for use or sale in the Territory, subject only to the obligation to pay royalties pursuant to Article 3. Further, to the extent not already provided, Alliance will provide to Licensee all its manufacturing and test procedure information to manufacture Licensed Product and will provide all reasonable assistance to enable Licensee to manufacture Licensed Product and obtain any relevant regulatory approvals for the manufacture of same.

11. MISCELLANEOUS

      11.1 Interpretation. The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of Illinois, without giving effect to principles of conflict of laws.

      11.2 Force Majeure. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the parties, including but not limited to the following which, for the purposes of this Agreement, shall be regarded as beyond the control of the party in question; act of God, acts or omissions of any government or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof; fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strikes, or lockouts.

      11.3 Arbitration. Any dispute arising out of or relating to this Agreement or its breach, termination or validity which has not been resolved within ninety
(90) days of the date of delivery of the notice specified in Section 11.4 below shall be settled in accordance with the dispute resolution provisions of the Operating Agreement.

      11.4 Notices. Any notice required or permitted to be given under this Agreement shall be mailed by registered or certified air mail, postage prepaid, addressed to the party to be notified at its address stated below, or at such other address as may hereafter be furnished in writing to the notifying party or by telefax to the numbers set forth below or to such changed telefax numbers as may thereafter be furnished.

            If to Alliance:

                   Alliance Pharmaceutical Corp.
                   6175 Lusk Boulevard
                   San Diego, CA  92121
                   Attention: Theodore D. Roth
                              President and Chief Operating Officer
                              Lloyd A. Rowland
                              Vice President and General Counsel
                   Facsimile: (858) 410-5306

            with a copy to:

                   Stroock & Stroock & Lavan LLP
                   180 Maiden Lane
                   New York, NY  10038
                   Attention: Melvin Epstein, Esq.
                   Facsimile: (858) 410-5306

            If to Licensee:

                   Baxter Healthcare Corporation
                   Route 120 & Wilson Road
                   Round Lake, IL  60073
                   Attention: General Manager, Global Anesthesia
                   Facsimile: (847) 270-2016

            with a copy to:

                   Baxter Healthcare Corporation
                   One Baxter Parkway

                   Deerfield, IL  60015
                   Attention: General Counsel
                   Facsimile: (847) 948-2450

            with a copy to:

                   Gibson, Dunn & Crutcher LLP
                   Jamboree Center
                   Four Park Plaza
                   Irvine, CA  92614-8557
                   Attention: Thomas D. Magill, Esq.
                   Facsimile: (949) 475-4648

      Any such notice shall be deemed to have been received when it has been delivered in the ordinary course of post or received by telefax.

      11.5 Waiver. The failure on the part of Alliance or Licensee to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

      11.6 Legality. In the event that any term of this Agreement shall contravene the laws and/or regulations in any country of the Territory, the parties shall immediately meet in order to agree on any necessary amendments, provided that any clauses thereby rendered unenforceable shall in no way affect the validity of this Agreement.

      11.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and any representation, promise or condition in connection therewith, not incorporated herein, shall not be binding upon either party.

      11.8 Assignment. Except as expressly authorized, this Agreement, and all rights and obligations hereunder, are personal as between the parties and shall not be assigned in whole or in part by any of the parties to any other person or company without the prior written consent of the other party.

      11.9 Titles. It is agreed that the marginal headings appearing at the beginning of the numbered Articles hereof have been inserted for convenience only and do not constitute any part of this Agreement.

      11.10 Publicity. Neither party shall originate any publicity, news release or public announcements, written or oral, whether to the public or press, stockholders or otherwise, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performances hereunder without the prior written consent of the other party, provided however, that this Section 11.10 shall not be applicable where either party hereto is legally required to make public, a summary or details of this Agreement, in any country. If a party believes that it has a legal requirement to make public the existence of or any details of or any events related in any way to this Agreement, it shall provide a copy of any such announcement to the other party for review and approval at least five (5) days prior to making said announcement.

      11.11 Unenforceable Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      11.12 Others. As used in this Agreement, singular includes the plural and plural includes the singular, wherever so required by fact or context.

      11.13 Execution. This Agreement shall be executed in two (2) counterparts each of which shall for all purposes be deemed an original.

            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

                                       ALLIANCE PHARMACEUTICAL CORP.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       PFC THERAPEUTICS, INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                                                      Schedule A
                                                            to License Agreement

Initial Territory.

      The geographic boundaries of the following countries existing as of the date hereof and as they may be from time to time altered or modified, whether by treaty, conquest, purchase, or otherwise, and all of the political territorial subdivisions within such countries (including any independent nation, republic or other territory which was formerly within any such country): United States (including Puerto Rico), Canada, United Kingdom, France, Germany, Italy, Spain, Austria, Belgium, Bulgaria, Greece, Ireland, Liechtenstein, Luxembourg, Netherlands, Portugal, Switzerland, Turkey, Denmark, Finland, Iceland, Norway, Sweden, Andorra, Gibraltar, Monaco, San Marino, Vatican City, Poland, Hungary, Czech Republic and Slovak Republic, Slovenia, Romania, Bosnia, Croatia, Serbia, Albania, Cyprus and the former Union of Soviet Socialist Republics (consisting of Armenia, Azerbaijan, Belarus, Georgia, Estonia, Kazakhstan, Kyrgystan, Latvia, Lithuania, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine and Uzbekistan).

Additional Territory.

      None as of the date hereof.

                                                                      SCHEDULE B
                                                            to License Agreement

                                     PATENTS
                                     -------

            =================              =================
                 COUNTRY                       PATENT NO.
            =================              =================
                   U.S.                        4,865,836
            -----------------              -----------------
                Australia                         599068
            -----------------              -----------------
                 Canada                        1,279,011
            -----------------              -----------------
              South Africa                       87/0252
            -----------------              -----------------
                 Norway                           173214
            -----------------              -----------------
                 Japan                           1943385
            -----------------              -----------------
                 Europe                        0 231 070
            -----------------              -----------------
                Hong Kong                      HK1011504
            -----------------              -----------------
                   U.S.                        5,080,885
            -----------------              -----------------
                   U.S.                        5,393,513
            -----------------              -----------------
                   U.S.                        4,987,154
            -----------------              -----------------
                Australia                         608880
            -----------------              -----------------
                 Canada                        1,316,820
            -----------------              -----------------
                 Europe                        0 307 087
            -----------------              -----------------
                 Japan                           1842180
            -----------------              -----------------
              South Africa                       88/5796
            -----------------              -----------------
                 Ireland                           64245
            -----------------              -----------------
                 Norway                           179162
            -----------------              -----------------
                   U.S.                        5,284,645
            -----------------              -----------------
                Australia                         648757
            -----------------              -----------------
                   U.S.                        5,847,009
            -----------------              -----------------
                   U.S.                        4,927,623
            -----------------              -----------------
                   U.S.                        5,077,036
            -----------------              -----------------
                Australia                         647372
            -----------------              -----------------
                 Canada                        1,333,877
            -----------------              -----------------
                 Canada                        1,335,714
            -----------------              -----------------
                 Canada                        1,338,854
            -----------------              -----------------
                 Europe                        0 480 925
            -----------------              -----------------
                 Japan                         3,002,486



            =================              =================
                 COUNTRY                       PATENT NO.
            =================              =================
                   U.S.                        5,628,930
            -----------------              -----------------
                   U.S.                        5,914,352
            -----------------              -----------------
                Australia                         678418
            -----------------              -----------------
                  Europe                       0 666 736
            -----------------              -----------------
                   U.S.                        5,344,393
            -----------------              -----------------
                   U.S.                        5,451,205
            -----------------              -----------------
                  Europe                       0 627 913
            -----------------              -----------------
                   U.S.                        5,635,538
            -----------------              -----------------
                Australia                         679052
            -----------------              -----------------
                Australia                         710142
            -----------------              -----------------
                 Europe                        0 689 422
            -----------------              -----------------
                   U.S.                        5,865,784
            -----------------              -----------------
                   U.S.                        6,007,774
            -----------------              -----------------
                   U.S.                        5,726,209
            -----------------              -----------------
                   U.S.                        4,742,050
            -----------------              -----------------
                   U.S.                        4,889,525
            -----------------              -----------------
                   U.S.                        4,769,241
            -----------------              -----------------
                   U.S.                        4,919,895
            -----------------              -----------------
                 Canada                        1,288,045
            -----------------              -----------------
                 Europe                        0 265 082
            -----------------              -----------------
                   U.S.                        4,815,446
            -----------------              -----------------
                 Canada                        1,281,656
            -----------------              -----------------
                 Europe                        0 201 275
            -----------------              -----------------
                  Japan                        2,681,147
            -----------------              -----------------
                   U.S.                        5,061,484
            -----------------              -----------------
                   U.S.                        5,374,243
            -----------------              -----------------
                   U.S.                        5,073,383
            -----------------              -----------------
                   U.S.                        4,402,984
            -----------------              -----------------
                   U.S.                        4,461,717
            -----------------              -----------------
                   U.S.                        4,975,468
            -----------------              -----------------
                 Europe                        0 391 637
            -----------------              -----------------
                   U.S.                        4,993,415
            -----------------              -----------------
                Australia                         635899
            -----------------              -----------------



            =================              =================
                 COUNTRY                       PATENT NO.
            =================              =================
                 Europe                        0 429 539
            -----------------              -----------------
                 Canada                        1,338,617
            -----------------              -----------------
                 France                        2,602,774
            -----------------              -----------------
                   U.S.                        4,985,550
            -----------------              -----------------
                Australia                         608761
            -----------------              -----------------
                 Europe                        0 255 443
            -----------------              -----------------
               New Zealand                        221232
            -----------------              -----------------
                Portugal                          85 425
            -----------------              -----------------
                 Canada                        1,315,778
            -----------------              -----------------
                 Ireland                           61102
            -----------------              -----------------
                  Japan                        2,110,228
            -----------------              -----------------
                  Norway                          169542
            -----------------              -----------------
                   U.S.                        5,344,930
            -----------------              -----------------
                Australia                         639008
            -----------------              -----------------
                 Europe                        0 478 686
            -----------------              -----------------
                  Japan                        2,849,471
            -----------------              -----------------
                  France                       2,665,705
            -----------------              -----------------
                   U.S.                        5,527,962
            -----------------              -----------------
                 Europe                        0 548 096
            -----------------              -----------------
                Australia                         647176
            -----------------              -----------------
                   U.S.                        5,703,126
            -----------------              -----------------
                   U.S.                        5,847,206
            -----------------              -----------------
                  France                       2,677,360
            -----------------              -----------------
                   U.S.                        5,846,516
            -----------------              -----------------
                   U.S.                        5,679,459
            -----------------              -----------------


                                                                      Schedule C
                                                            to License Agreement

                                  Applications

                ================================================
                        Country             Application No.
                ================================================
                           *
                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------

                                                                      Schedule D
                                                            to License Agreement

                                  United States

                                     Canada

                                     Austria

                                     Belgium

                                   Switzerland

                                  Liechtenstein

                                     Germany

                                     Denmark

                                      Spain

                                     France

                                 United Kingdom

                                     Greece

                                     Ireland

                                      Italy

                                   Luxembourg

                                   Netherlands

                                    Portugal

                                     Sweden

                                     Finland